Exhibit 3.1

CERTIFICATE OF FORMATION

of

SESI, L.L.C.

This Certificate of Formation of SESI, L.L.C. is executed and filed by the undersigned authorized person to form a limited liability company pursuant to the Delaware Limited Liability Company Act.

1.	The name of the limited liability company formed hereby is SESI, L.L.C. (the “LLC”).

2.	The address of the registered office of the LLC in Delaware is 15 East North Street Dover, Kent County, Delaware 19901.

3.	The LLC’s registered agent at that address is United Corporate Services, Inc.

4.	The LLC shall be managed by its sole member, as provided in the LLC’s limited liability company agreement and persons dealing with the LLC may rely without further investigation on a certificate of the member as to:

a.	The persons who are authorized to execute and deliver any instrument or document on behalf of the LLC; or

b.	The authenticity of any records of the LLC.

IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Formation on December 14, 2000.

/s/ William B. Masters
William B. Masters, Organizer